EXHIBIT 4.4(L)



         AMENDMENT NO. 9 TO AMENDED AND RESTATED CREDIT
     AGREEMENT, AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT
            AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

          AMENDMENT NO. 9, dated as of December 31, 1993, to Amended and Restated Credit Agreement dated as of October 24, 1988, as amended, by and among FORT HOWARD CORPORATION ("Company"), each of the financial institutions (collectively, "1988 Lenders"; each, a "1988 Lender") signatory thereto, BANKERS TRUST COMPANY, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NOVA SCOTIA, CHEMICAL BANK, THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH and WELLS FARGO BANK, N.A., as lead managers (collectively, "1988 Lead Managers"), and BANKERS TRUST COMPANY, as agent for 1988 Lenders (in such capacity, "1988 Agent"); AMENDMENT NO. 3, dated as of December 31, 1993, to Note Purchase Agreement, dated as of September 11, 1991, as amended, by and among Company and the other persons listed on the signature pages thereto (the "Initial Purchasers") and AMENDMENT NO. 1, dated as of December 31, 1993, to Credit Agreement, dated as of March 22, 1993, by and among Company, each of the financial institutions (collectively, "1992 Lenders"; each, a "1992 Lender") signatory thereto and BANKERS TRUST COMPANY, as agent for 1992 Lenders (in such capacity, "1992 Agent") (Amendment No. 9 to Amended and Restated Credit Agreement, together with Amendment No. 3 to Note Purchase Agreement and Amendment No. 1 to Credit Agreement, collectively, this "Amendment").


R E C I T A L S :


          A.   Company (as successor in interest to FH
Acquisition Corp.), 1988 Lead Managers, 1988 Agent and 1988 Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of October 24, 1988, which Amended and Restated Credit Agreement was amended by Amendment No. 1, dated as of February 21, 1989, Amendment No. 2, dated as of
October 20, 1989, Amendment No. 3, dated as of November 14, 1989, Amendment No. 4, dated as of November 9, 1990, Amendment No. 5, dated as of December 19, 1990, Amendment No. 6, dated as of September 6, 1991, Amendment No. 7, dated as of December 2, 1991 and Second Amended and Restated Amendment No. 8, dated as of March 4, 1993, each among Company, 1988 Lenders, 1988 Lead Managers and 1988 Agent (such Amended and Restated Credit Agreement, as so amended, the "1988 Credit Agreement").





            B. Company and the Initial Purchasers (or their successors in interest) are parties to that certain Note Purchase Agreement, dated as of September 11, 1991, which Note Purchase Agreement was amended by Amendment No. 1, dated as of December 2, 1991 and Second Amended and Restated Amendment
No. 2, dated as of March 4, 1993 (such Note Purchase Agreement, as so amended, the "Senior Note Purchase Agreement").

            C. Company, 1992 Lenders and 1992 Agent are parties to that certain Credit Agreement, dated as of March 22, 1993 (the "1992 Credit Agreement").

            D. Company has requested that 1988 Agent, 1988 Lead Managers, 1988 Lenders, the Purchasers (as defined in the Senior Note Purchase Agreement), 1992 Agent and 1992 Lenders agree (i) to amend certain provisions of the 1988 Credit Agreement, the Senior Note Purchase Agreement and the 1992 Credit Agreement and (ii) to permit Company to consummate the 1994 Unsecured Notes Offering (as hereinafter defined) and apply the 1994 Unsecured Notes Proceeds (as hereinafter defined) as set forth in Section 2B below.

A G R E E M E N T :


            The parties hereto agree as follows:

            SECTION 1.  Definitions; References.  Unless
otherwise specifically defined herein, each term used herein that is defined in any of the 1988 Credit Agreement, the Senior Note Purchase Agreement or the 1992 Credit Agreement (including those terms that are defined in the 1988 Credit Agreement, the Senior Note Purchase Agreement or the 1992 Credit Agreement after giving effect to this Amendment) shall have the meaning assigned to such term in the 1988 Credit Agreement, the Senior Note Purchase Agreement or the 1992 Credit Agreement, respectively, as the context requires. Unless the context otherwise requires, each reference in any provision to be incorporated hereby into the 1988 Credit Agreement, the Senior Note Purchase Agreement or the 1992 Credit Agreement to "hereof," "hereunder," "herein" and "hereby" shall, from and after the date hereof, refer to the 1988 Credit Agreement, the Senior Note Purchase Agreement or the 1992 Credit Agreement, respectively, as amended by this Amendment.



            SECTION 2.  Consents; Application of Offering Proceeds.

            A. 1994 Unsecured Notes Offering. 1988 Lenders, Purchasers and 1992 Lenders hereby consent to the consummation by Company, at any time and from time to time from and after the 1994 Refinancing Date through September 30, 1994, of the offerings and sales of 1994 Unsecured Notes (as hereinafter defined) comprising the 1994 Unsecured Notes Offering; provided, however, that such offerings and sales shall be made in the manner contemplated in and in compliance with the provisions of subsection 6.1 of the 1988 Credit Agreement,
Section 9.01 of the Senior Note Purchase Agreement and subsection 6.1 of the 1992 Credit Agreement (each as amended or to be amended hereby), including, without limitation, the provisions thereof which relate to the interest rate and discount applicable to 1994 Unsecured Notes, and substantially on the terms set forth in the registration statement on Form S-2 (including the 1994 Unsecured Notes Indentures (as defined in Section 3A below) filed as Exhibits to such registration statement annexed thereto) as filed with the Securities and Exchange Commission as No. 33-51557 on December 17, 1993, and Amendment No. 1 thereto, filed on January 19, 1994, and Amendment No. 2 thereto, filed on February 2, 1994, as such terms and conditions and 1994 Unsecured Notes Indentures in respect of such offerings and sales may be changed with the approval of Requisite Lenders under each of the 1988 Credit Agreement and 1992 Credit Agreement (which approval may be oral); and provided, further, that such changes shall not materially adversely affect the ability of Company to perform the Obligations (as defined in the 1988 Credit Agreement), the Note Obligations or the Obligations (as defined in the 1992 Credit Agreement), the rights and remedies of Lenders under the Loan Documents (as defined in the 1988 Credit Agreement), the rights and remedies of Purchasers under the Note Documents or the rights and remedies of 1992 Lenders under the Loan Documents (as defined in the 1992 Credit Agreement) (and Company shall deliver an Officer's Certificate confirming the absence of any such effect on the 1994 Refinancing Date and on the date of consummation of each such offering and sale). The consent set forth in the immediately preceding sentence is subject to the condition that the 1994 Unsecured Notes issued and sold on the 1994 Refinancing Date shall be in a principal amount of at least $100,000,000; provided, however, such issuance of 1994 Unsecured Notes shall at all times be in compliance with the provisions of the 1988 Credit Agreement, the Senior Note Purchase Agreement and the 1992 Credit Agreement.



            B. Prepayments; Use of Proceeds. Company shall make the prepayments and shall apply the 1994 Unsecured Notes
Proceeds, if any, as set forth in this Section B.

                  (i)  Application of 1994 Unsecured Notes
Proceeds When Received. The 1994 Unsecured Notes Proceeds received from time to time shall be applied, on each day when received, only as follows:

                (x) first, to prepay on the 1994 Refinancing Date Long Term Loans under the 1988 Credit Agreement in an aggregate principal amount of $100,000,000 (the "1994 Prepayment") and, after the 1994 Prepayment has been made in whole, to pay Transaction Costs in connection therewith (to the extent such Transaction Costs are then due and payable);

                (y) next, after giving effect to the applications contemplated by clause (x) above, to pay Transaction Costs in connection with the 1994 Unsecured Notes Offering (to the extent such Transaction Costs are then due and payable); and

                (z) next, after giving effect to the applications of the 1994 Unsecured Notes Proceeds contemplated in clauses (x) and (y) above, such proceeds shall be applied, as and when received, in accordance with subclause (A) and subclause (B) below (and, as between such clauses, in such proportions as may be elected by Company): (A) such proceeds shall be paid, as and when received, to 1988
      Agent to be held in escrow pursuant to an escrow agreement substantially in the form annexed hereto as Exhibit A (the "1994 Escrow Agreement") pending application as provided in paragraph (ii) or (iii) below; or (B) such proceeds shall be applied to the repayment of Revolving Loans under the 1988 Credit Agreement (provided, that, following any election by Company to apply proceeds in the manner set forth in subclause (A) above, Company may at any time and from time to time thereafter but prior to the date of any required application thereof pursuant to paragraph (ii) of this Section 2B elect to apply all or a portion thereof as set forth in subclause (B) above);

                 (ii)  Application of Escrowed Proceeds and
Warehoused Revolving Loan Proceeds. All 1994 Unsecured Notes Proceeds held from time to time pursuant to the 1994 Escrow Agreement (together with any interest earned thereon) and all proceeds of Warehoused Revolving Loans (as defined herein) that have been or are available to be borrowed by Company shall be applied as follows:

                (x) Company shall prepay, redeem or purchase and retire (for the amounts and on terms specified in paragraph (v) of this Section 2B and at the times contemplated in paragraph (c) of Section 2C) the Senior Subordinated Notes due 1997 and, after such redemption or purchase, Company shall pay Transaction Costs in connection therewith (to the extent such Transaction Costs are then due and payable);

                (y) if Company shall have issued 1994 Unsecured Notes in an aggregate principal amount of more than $500,000,000 and if, after all applications required pursuant to clause (x) above, any 1994 Unsecured Notes Proceeds held in the 1994 Escrow Agreement or any proceeds of Warehoused Revolving Loans theretofore received by Company remain unapplied or any Warehoused Revolving Loans are then available to be borrowed, Company shall (A) prepay, redeem or purchase and retire (for the amounts and on the terms specified in paragraph (v) of this Section 2B and at the times contemplated in paragraph (c) of Section
      2C) Company's 12 5/8% Subordinated Debentures due
      November 1, 2000 and (B) after such prepayment, redemption or purchase and retirement referred to in subclause (A) above, pay Transaction Costs in connection therewith (to the extent such Transaction Costs are then due and payable); provided, however, that the maximum amount of funds required to be applied by Company pursuant to this clause (y) shall, at any time, be equal to the difference between (1) the aggregate principal amount of 1994 Unsecured Notes issued by Company at or prior to such time and (2) the sum of $500,000,000 and the aggregate amount of prices (calculated pursuant to paragraph (v) below, but excluding, in any event, any portion thereof attributable to interest) for the prepayment, redemption or purchase and retirement of Company's 12 5/8% Subordinated Debentures due November 1, 2000 that were prepaid, redeemed or purchased and retired prior to such time pursuant to this clause (y) or pursuant to paragraph (iii) of this Section 2B; and

                (z)  the balance of such escrowed 1994 Unsecured
      Notes Proceeds (and interest) and such Warehoused
      Revolving Loan proceeds that have been or are available to be borrowed on any date, after the applications required by clauses (x) and (y) above, shall be (1) first, applied (up to an aggregate amount of $12,000,000) to pay Transaction Costs (to the extent then due and payable) in connection with the 1994 Unsecured Notes Offering;
      (2) next, reserved until September 30, 1994 for application to the payment, as and when the same becomes due, of Transaction Costs in connection with the 1994 Unsecured Notes Offering (up to an aggregate amount equal to $12,000,000 less the amount of applications made pursuant to subclause (1) immediately preceding this subclause); and (3) the remainder (including, without limitation, on September 30, 1994, any amounts reserved pursuant to subclause (2) above and not theretofore applied as set forth therein) applied as set forth in paragraph (iii) of this Section 2B. Any interest from time to time earned on funds held under the Escrow Agreement shall be payable as provided in the Escrow Agreement.

                (iii)  Treatment of Unapplied 1994 Proceeds
Amount. At any time and from time to time following the prepayments, redemptions and purchases or retirements required to be made by Company pursuant to clause (x) or (y) of paragraph (ii) of this Section 2B and prior to June 30, 1995, Company shall be entitled (but not obligated) to apply the proceeds of Warehoused Revolving Loans and/or 1994 Unsecured Notes Proceeds held under the 1994 Escrow Agreement in an aggregate amount not in excess of the then effective Unapplied 1994 Proceeds Amount (as defined below) to prepay, redeem or purchase and retire (for the amounts and on the terms specified in paragraph (v) of this Section 2B) Company's 12 5/8% Subordinated Debentures due November 1, 2000 and to pay Transaction Costs in connection therewith. "Unapplied 1994 Proceeds Amount" effective at any time means the aggregate amount permitted at or prior to such time to be applied pursuant to clause (z)(3) of paragraph (ii) of this Section 2B and not theretofore applied pursuant to this paragraph (iii); provided, however, that the Unapplied 1994 Proceeds Amount shall not exceed $22,400,000 (at any time prior to September 30, 1994) or $34,400,000 (at any time on or after September 30, 1994). If, on June 30, 1995, any 1994 Unsecured Notes Proceeds shall remain unapplied and held under the 1994 Escrow Agreement, then, except as otherwise provided in paragraph (b) of Section 2C below, all such 1994 Unsecured Notes Proceeds shall be applied to pay Revolving Loans.

                 (iv)  Treatment of Unapplied Proceeds from 1993
Offerings. Company warrants that, as of the date hereof, $47,500,000 of "Warehoused Revolving Loans" (as defined in the


1992 Amendment) remain unapplied and that prior to the date hereof no proceeds of such Loans and no proceeds of refinancings permitted by the 1992 Amendment were applied to prepay, redeem or repurchase any Senior Notes. Company shall be entitled (but not obligated) to borrow new Revolving Loans (the "Carryover Warehoused Loans") in an aggregate principal amount up to $47,500,000 and to apply the proceeds thereof not later than June 30, 1995 as follows: (i) if all of the Senior Subordinated Notes due 1997 shall have been retired with 1994 Unsecured Notes Proceeds which have either been placed into escrow under the 1994 Escrow Agreement or applied to the repayment of Revolving Loans under subclause (A) or (B) of clause (z) of paragraph (i) of this Section 2B, Company may, at its option, apply such amount to prepay, redeem or repurchase and retire (on terms set forth in paragraph (v) of this Section 2B) (in such order or amount as Company may determine) 12 5/8% Subordinated Debentures due November 1, 2000 or Senior Notes and (ii) if all the Senior Subordinated Notes due 1997 shall not have been retired with 1994 Unsecured Notes Proceeds or proceeds of Warehoused Revolving Loans, Company may apply such amount to prepay, redeem or repurchase and retire (on terms set forth in paragraph (v) of this Section 2B) Senior Subordinated Notes due 1997 or Senior Notes. The conditions to borrowing any Carryover Warehoused Loan shall be the same as those that are applicable to the borrowing of a Warehoused Revolving Loan pursuant to subsection 3.3 of the 1988 Credit Agreement.

                  (v)  Redemption Terms.  In each case where,
pursuant to this Amendment, Company is required or permitted to prepay, redeem or purchase and retire any of its debt securities, such prepayment, redemption or purchase and retirement shall be made (1) in the case of any such prepayment or redemption at the applicable redemption price specified in the indenture or purchase agreement applicable thereto and, to the extent such redemption price does not include accrued interest, the amount of such accrued interest, and (2) in the case of any such purchase and retirement, at a price not to exceed 105.75% of the unpaid principal amount of such debt securities. The application to be made under this Section 2B on account of each such prepayment, redemption or purchase and retirement shall equal the price therefor or in respect thereof (calculated as aforesaid, but excluding any amounts attributable to interest).

            C. Other Agreements Relating to Offering. The following provisions shall apply to the 1994 Unsecured Notes
Offering and the application of proceeds relating thereto.



                  (a) Treatment of Long Term Loans Prepayments. All amounts to be applied under Section 2B above to the 1994 Prepayment shall be applied first to pay the Scheduled Long
Term Loans Principal Payment due December 31, 1994 and thereafter as provided in clauses (a), (b) and (c) of subsection 2.8A(ii)(g) of the 1988 Credit Agreement. All such prepayments shall be made in compliance with the provisions of, and (with respect to such prepayments) Company shall have the rights set forth in, subsection 2.8A(iii) of the 1988 Credit Agreement.

                  (b)   Treatment of Certain Revolving Loans
Payments. All prepayments of Revolving Loans under the 1988 Credit Agreement under paragraph (i) or paragraph (iii) of
Section 2B above shall be made in compliance with, and (with respect to such prepayments) Company shall have the rights set forth in, subsection 2.8A(iii) of the 1988 Credit Agreement.
In the event there shall not be any Revolving Loans outstanding under the 1988 Credit Agreement at the time any such prepayment would otherwise be required to be made, pursuant to paragraph (iii) of Section 2B above, with funds held in escrow pursuant to the 1994 Escrow Agreement, such funds shall continue to be so held in escrow as cash collateral and Company may request and, upon such request, shall receive release of such funds to prepay Revolving Loans thereafter incurred from time to time or, subject to satisfaction of all conditions to borrowing a Revolving Loan, to use for such purposes as are authorized under the 1988 Credit Agreement for Revolving Loan Commitments or Revolving Loans (other than Warehoused Revolving Loans) or the proceeds thereof.

                  (c) Notices of Redemption. On the receipt by Company or the escrow agent under the 1994 Escrow Agreement at any time of 1994 Unsecured Notes Proceeds, Company, within three Business Days thereafter, shall give all required notices and take all other required actions to call for redemption or to irrevocably commit to prepay or repurchase such debt securities of Company required to be repurchased pursuant to clause (x) or (y) of paragraph (ii) of Section 2B above sufficient in principal amount to enable Company to make the applications and to perform its other obligations under the provisions of such paragraph (ii) as soon as reasonably practicable after receipt of such 1994 Unsecured Notes Proceeds and, in any event, within 60 days following the expiration of such three Business Day period.



                  (d) No Limitation on Certain Rights. Nothing set forth in this Amendment shall limit or impair Company's rights under subsections 6.5(b)(i), 6.5(b)(ii) and 6.5(c) of the 1988 Credit Agreement, Sections 9.05(b)(i), 9.05(b)(ii) and 9.05(c) of the Senior Note Purchase Agreement and subsections 6.5(b)(i), 6.5(b)(ii) and 6.5(c) of the 1992 Credit Agreement to acquire, purchase, redeem or otherwise retire Subordinated Indebtedness.

                  (e)   Limitations on Offerings and Sales.
Company shall not offer or sell 1994 Unsecured Notes except in compliance with the provisions of subsection 6.1(xiv) of the 1988 Credit Agreement and Section 9.01(ii) of the Senior Note Purchase Agreement and subsection 6.1(xiv) of the 1992 Credit Agreement (each as amended or to be amended hereby).

                  (f) Warehoused Revolving Loans. (i) Subject to compliance with all applicable provisions of (including, without limitation, the availability, from time to time, of unutilized Revolving Loan Commitments under) the 1988 Credit Agreement (as amended or to be amended hereby), Company shall borrow (to the extent required in order to make the applications set forth in clause (x) or (y) of paragraph (ii) of Section 2B above), and shall also be entitled (to the extent permitted for the applications set forth in clause (z) of paragraph (ii) of Section 2B above or paragraph (iii) of
Section 2B above), but not obligated, to borrow, new Revolving Loans (each a "Warehoused Revolving Loan") in an aggregate principal amount not to exceed at any time the result of
(1) the aggregate principal amount of prepayments of Revolving Loans effected at or prior to such time pursuant to paragraph (i) of Section 2B above minus (2) the principal amount of Warehoused Revolving Loans the proceeds of which were utilized from and after the 1994 Refinancing Date and at or prior to such time in accordance with paragraph (ii) or (iii) of Section 2B above.

            (ii) The proceeds of any Revolving Loan designated as a Warehoused Revolving Loan may be utilized only in the manner set forth in paragraphs (ii) and (iii) of Section 2B above.

            (iii) Company's right to borrow Warehoused Revolving Loans shall in all events expire, if not previously terminated pursuant to the 1988 Credit Agreement, on June 30, 1995; provided, however, that, in the event circumstances beyond the control of Company occur which prevent Company from making any of the prepayments, redemptions and purchases of debt securities required under clauses (x) and (y) of paragraph (ii) of Section 2B above (including, without limitation, any stay, injunction or process of law), Company's right to borrow Warehoused Revolving Loans, in amounts sufficient to make such prepayments, redemptions and purchases, shall be extended for such period as Company shall be diligently attempting to correct or cure the circumstances so preventing such prepayments, redemptions and purchases.

            (iv) So long as Company shall be entitled to borrow any Warehoused Revolving Loan or any redemptions, purchases or prepayments of Company debt securities then required to be made under clauses (x) and (y) of paragraph (ii) of Section 2B of this Amendment have not been made, Company shall be prohibited from requesting issuance of any Letter of Credit pursuant to subsection 2.2 of the 1988 Credit Agreement or borrowing any Revolving Loan pursuant to subsection 2.3 of the 1988 Credit Agreement or any Swing Line Loan pursuant to subsection 2.12 of the 1988 Credit Agreement if, after giving effect to the issuance of such Letter of Credit or such borrowing, the Total Utilization of Revolving Loan Commitments would exceed the aggregate Revolving Loan Commitments then in effect reduced by the sum of (a) the Revolving Loan Deduction Amount and (b) the aggregate principal amount of Warehoused Revolving Loans then available to be borrowed hereunder (other than Warehoused Revolving Loans available to be borrowed under paragraph (iii) of Section 2B of this Amendment) or in the event Company shall no longer be entitled to borrow Warehoused Revolving Loans, the total amount of such debt securities required to be redeemed, purchased or prepaid.

                  (g) No Increase in Commitment. No provision of this Amendment shall be construed to permit in any manner or at any time the aggregate amount of Revolving Loans and Letters of Credit Usage to exceed the total Revolving Loan Commitments less the Revolving Loan Deduction Amount.

            SECTION 3. Amendments to the 1988 Credit Agreement, the Senior Note Purchase Agreement and the 1992 Credit
Agreement.  The 1988 Credit Agreement, the Senior Note Purchase
Agreement and the 1992 Credit Agreement shall hereby be amended as follows:

            A. Amendments to Subsection 1.1 of the 1988 Credit Agreement, Section 1.01 of the Senior Note Purchase Agreement and Subsection 1.1 of the 1992 Credit Agreement. Subsection
1.1 of the 1988 Credit Agreement, Section 1.01 of the Senior


Note Purchase Agreement and subsection 1.1 of the 1992 Credit
Agreement shall be amended as follows:

            (1) The definition of "1992 10-K" shall be deleted from the 1988 Credit Agreement, the Senior Note Purchase
      Agreement and the 1992 Credit Agreement.

            (2) The definition of "Transaction Costs" in the 1988 Credit Agreement, the Senior Note Purchase Agreement and the 1992 Credit Agreement shall be amended by substituting a comma for the word "and" immediately preceding the words "the Unsecured Notes Offering" and adding "and the 1994 Unsecured Notes Offering" immediately preceding the period at the end thereof.

            (3) The following new defined terms shall be added to the 1988 Credit Agreement, the Senior Note Purchase
      Agreement and the 1992 Credit Agreement:

                  (a) "'1994 Amendment' means Amendment No. 9 to Amended and Restated Credit Agreement, Amendment No. 3 to Note Purchase Agreement and Amendment No. 1 to 1992 Credit Agreement, dated as of December 31, 1993 by and among each of the respective parties signatory thereto."

                  (b) "'1994 Refinancing Date' means the date on which the conditions to the effectiveness of all the provisions of the 1994 Amendment shall have been satisfied and Company shall have sold 1994 Unsecured Notes in at least the minimum amount required to be sold pursuant to Section 2A of the 1994 Amendment."

                  (c) "'1994 Senior Unsecured Notes' means the senior unsecured notes to be issued by Company, which shall be in the form permitted by the 1994 Amendment, as such notes may be amended, supplemented or modified from time to time."

                  (d)   "'1994 Subordinated Notes' means the
            subordinated notes to be issued by Company, which shall be in the form permitted by the 1994 Amendment, as such notes may be amended, supplemented or modified from time to time."

                  (e) "'1994 Unsecured Note Obligations' means all obligations of every nature of Company and its


            Subsidiaries from time to time under the 1994
            Unsecured Notes Indentures and in respect of the 1994
            Unsecured Notes."

                  (f)   "'1994 Unsecured Notes' means, at any
            time after the issuance thereof, the 1994 Senior
            Unsecured Notes and the 1994 Subordinated Notes then outstanding."

                  (g) "'1994 Unsecured Notes Indentures' means certain indentures pursuant to which the 1994 Senior Unsecured Notes will be issued by Company, and certain indentures pursuant to which the 1994 Subordinated Notes will be issued by Company, each of which indentures shall be in the form permitted by the 1994 Amendment, as each such indenture may be amended, supplemented or otherwise modified from time to time in accordance with the respective terms thereof and hereof."

                  (h)   "'1994 Unsecured Notes Offering' means,
            collectively, the public offerings of the 1994 Senior
            Unsecured Notes and the 1994 Subordinated Notes by
            Company."

                  (i)   "'1994 Unsecured Notes Proceeds' means
            the gross cash proceeds of sale received by Company from the offerings constituting the 1994 Unsecured
            Notes Offering."

                  (j)   "'September 30, 1993 10-Q' means the
            quarterly report on Form 10-Q of Company for the period ended September 30, 1993."

            B.    Amendment to Subsection 1.1 of the 1988 Credit
Agreement. Subsection 1.1 of the 1988 Credit Agreement is amended (i) by adding the following new defined term:

            "'Carryover Warehoused Loan' has the meaning set forth in Section 2B(iv) of the 1994 Amendment.";

             and (ii) by substituting for the definition of "Warehoused Revolving Loans" contained therein the following:

            "'Warehoused Revolving Loans' has the meaning set forth in Section 2C(f) of the 1994 Amendment."



            C.    Amendment to Subsection 2.2A of the 1988 Credit
Agreement. Subsection 2.2A of the 1988 Credit Agreement is amended by adding a new paragraph at the end thereof as follows:

      "Notwithstanding the foregoing provisions of this
      Section 2.2 or any other provision of this Agreement, Company's rights to request the issuance of any Letter of Credit shall be limited by the provisions of clause (iv) of paragraph (f) of Section 2C of the 1994 Amendment."

            D.    Amendment to Subsection 2.3A of the 1988 Credit
Agreement. Subsection 2.3A of the 1988 Credit Agreement is amended by adding a new paragraph at the end thereof as follows:

      "Notwithstanding the foregoing provisions of this subsection 2.3 or any other provision of this Agreement, Company's rights to request Revolving Loans shall be limited by the provisions of clause (iv) of paragraph (f) of Section 2C of the 1994 Amendment."

            E. Amendment to Subsection 2.8(A)(ii)(h) of the 1988 Credit Agreement. Subsection 2.8A(ii)(h) of the 1988 Credit Agreement is amended by substituting the phrase "in accordance with the provisions of Section 2C of the 1992 Amendment (as amended, supplemented or otherwise modified by the 1994 Amendment) and Section 2B of the 1994 Amendment" for the phrase "in accordance with the provisions of Section 2C of the 1992 Amendment".

            F.    Amendment to Subsection 2.12A of the 1988
Credit Agreement. Subsection 2.12A of the 1988 Credit Agreement is amended by adding a new paragraph at the end thereof as follows:

      "Notwithstanding the foregoing provisions of this subsection 2.12 or any other provision of this Agreement, Company's rights to request Swing Line Loans shall be limited by the provisions of clause (iv) of paragraph (f) of Section 2C of the 1994 Amendment."

            G.    Amendment to Subsection 3.3 of the 1988 Credit
Agreement.  Paragraph B of subsection 3.3 of the 1988 Credit
Agreement shall be amended by deleting the last paragraph thereof and substituting therefor the following new paragraph:



      "Notwithstanding the foregoing provisions of this subsection or the THEN clause of Section 7, the obligations of Lenders to make any Warehoused Revolving Loan or Carryover Warehoused Loan that Company is required or permitted to obtain pursuant to Section 2B of the 1994 Amendment is subject only to prior or concurrent satisfaction or waiver of the following: (1) there shall not have occurred and be continuing on the funding date of such Warehoused Revolving Loan or such Carryover Warehoused Revolving Loan any Event of Default or Potential Event of Default arising under subsection 7.1, 7.6, 7.7, 7.9, 7.13 or 7.14 of this Agreement or Sec-tion 10.01, 10.06, 10.07, 10.09, 10.13 or 10.14 of the
      Senior Note Purchase Agreement, (2) the 1994 Refinancing Date shall have occurred, and (3) a Notice of Borrowing has been delivered pursuant to subsection 2.3B."

            H. Amendment to Subsection 4.3 of the 1988 Credit Agreement and Section 6.03 of the Senior Note Purchase
Agreement and Subsection 4.3 of the 1992 Credit Agreement. Subsection 4.3 of the 1988 Credit Agreement, subsection 4.3 of the 1992 Credit Agreement and Section 6.03 of the Senior Note Purchase Agreement shall be amended as follows:

            (1) Subsection 4.3 of the 1988 Credit Agreement and subsection 4.3 of the 1992 Credit Agreement shall be deleted and the following inserted in lieu thereof:

                  "Company has delivered to Lenders true and
            complete copies of Company's financial statements for the nine-month period ending September 30, 1993.
            Such financial statements have been prepared in accordance with the standards and requirements for the preparation of interim financial statements delivered pursuant to, and subject to the qualifications and exceptions set forth in, subsection 5.1. All such financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Company and its Subsidiaries for each of the periods covered thereby, subject to changes resulting from audit and normal year-end adjustments. Neither Company nor any of its Subsidiaries has at or as of the effective date of the 1994 Amendment, or will have as of the 1994 Refinancing Date, any material Contingent Obligation, material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements, or the notes thereto."

            (2)   Section 6.03 of the Senior Note Purchase
      Agreement shall be deleted and the following inserted in lieu thereof:

                  "The Company has delivered to the Purchasers
            true and complete copies of Company's financial statements for the nine-month period ending
            September 30, 1993. Such financial statements have been prepared in accordance with the standards and requirements for the preparation of interim financial statements delivered pursuant to, and subject to the qualifications and exceptions set forth in, Section
            8.01. All such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for each of the periods covered thereby, subject to changes resulting from audit and normal year-end adjustments. Neither the Company nor any of its Subsidiaries has at or as of the effective date of the 1994 Amendment, or will have as of the 1994 Refinancing Date, any material Contingent Obligation, material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements, or the notes thereto."

            I. Amendment to Subsection 4.4 of the 1988 Credit Agreement, Section 6.04 of the Senior Note Purchase Agreement and Subsection 4.4 of the 1992 Credit Agreement. Subsection
4.4 of the 1988 Credit Agreement and Section 6.04 of the Senior Note Purchase Agreement and subsection 4.4 of the 1992 Credit Agreement shall be amended (1) by deleting the words
"December 31, 1992" and inserting in lieu thereof the words "September 30, 1993," (2) by deleting the words "1992 10-K" and inserting in lieu thereof the words "September 30, 1993 10-Q,"
(3) by deleting the words "No. 33-51876 on September 11, 1992" and inserting in lieu thereof the words "No. 33-51557 on December 17, 1993," (4) by inserting after the words "Amendment No. 1" the words "and Amendment No. 2" and (5) by deleting the words "October 8, 1992," and substituting in lieu thereof the words "January 19, 1994 and February 2, 1994, respectively,".

            J.    Amendment to Subsection 4.6 of the 1988 Credit
Agreement and Section 6.06 of the Senior Note Purchase
Agreement and Subsection 4.6 of 1992 Credit Agreement.
Subsection 4.6 of the 1988 Credit Agreement and Section 6.06 of the Senior Note Purchase Agreement and subsection 4.6 of the 1992 Credit Agreement shall be amended as follows:

            (1) Subsection 4.6 of the 1988 Credit Agreement shall be amended (1) by deleting the words "1992 10-K" and by inserting in lieu thereof the words "September 30, 1993 10-Q," (2) by deleting the words "No. 33-51876 on September 11, 1992" and inserting in lieu thereof the words "No. 33-51557 on December 17, 1993," (3) by inserting after the words "Amendment No. 1" the words "and Amendment No. 2" and (4) by deleting the words "October 8, 1992," and substituting in lieu thereof the words
      "January 19, 1994 and February 2, 1994, respectively,".

            (2) Section 6.06 of the Senior Note Purchase Agreement shall be amended (1) by deleting the words "1992 10-K" and by inserting in lieu thereof the words "September 30, 1993 10-Q," (2) by deleting the words
      "No. 33-51876 on September 11, 1992" and inserting in lieu thereof the words "No. 33-51557 on December 17, 1993," (3) by inserting after the words "Amendment No. 1" the words "and Amendment No. 2" and (4) by deleting the words "October 8, 1992," and substituting in lieu thereof the words "January 19, 1994 and February 2, 1994, respectively,".

            (3) Subsection 4.6 of the 1992 Credit Agreement shall be amended (1) by deleting the words "1992 10-K" and by inserting in lieu thereof the words "September 30, 1993 10-Q," (2) by deleting the words "No. 33-51876 on September 11, 1992" and inserting in lieu thereof the words "No. 33-51557 on December 17, 1993," (3) by inserting after the words "Amendment No. 1" the words "and Amendment No. 2" and (4) by deleting the words "October 8, 1992," and substituting in lieu thereof the words
      "January 19, 1994 and February 2, 1994, respectively,".

            K.    Amendment to Subsection 6.1 of the 1988 Credit
Agreement, Section 9.01 of the Senior Note Purchase Agreement and Subsection 6.1 of the 1992 Credit Agreement. Subsection


6.1 of the 1988 Credit Agreement, Section 9.01 of the Senior
Note Purchase Agreement and subsection 6.1 of the 1992 Credit
Agreement are each amended as follows:

            (1)  Clause (iii) of subsection 6.1 of the 1988
      Credit Agreement and subsection 6.1 of the 1992 Credit
      Agreement are amended by deleting the proviso at the end thereof and replacing it with the following:

            "provided, however, that Company may continue to be liable for the principal of and interest on Senior Subordinated Notes due
            1997 and the Company's 12 5/8% Subordinated
            Debentures due November 1, 2000 which,
            pursuant to the provisions of clause (x) or
            (y) of paragraph (ii) of Section 2B of the 1994 Amendment, are required to be prepaid, redeemed or purchased and retired at any time, only for the period prior to the prepayment, redemption or purchase and retirement thereof, as applicable, as contemplated in the 1994 Amendment;"


            (2)  Clause (iii) of Section 9.01 of the Senior Note
      Purchase Agreement is amended by deleting the proviso at the end thereof and replacing it with the following:

            "provided, however, that Company may continue to be liable for the principal of and interest on Senior Subordinated Notes due
            1997 and the Company's Subordinated
            Debentures due 2000 which, pursuant to the provisions of clause (x) or (y) of paragraph
            (ii) of Section 2B of the 1994 Amendment, are required to be prepaid, redeemed or purchased and retired at any time, only for the period prior to the prepayment, redemption or purchase and retirement thereof, as applicable, as contemplated in the 1994
            Amendment;"

            (3) Clause (xiv) of subsection 6.1 of the 1988 Credit Agreement is amended by deleting the word "and" at the end of subclause (A) thereof, by adding the word "and" at the end of clause (B)(z) thereof, and by adding the following new clause (C) immediately following such clause (B)(z):



            "In addition to the foregoing Company may become and remain liable with respect to:

                  (C)   the 1994 Unsecured Notes issued in an
                  aggregate principal amount not to exceed at any time $900,000,000; provided, that (i) the total principal amount of 1994 Senior Unsecured Notes so issued shall not exceed, at any time, the lesser of $250,000,000 and one-half of the aggregate principal amount of 1994 Unsecured Notes issued at or prior to such time, (ii) the 1994 Unsecured Notes Proceeds shall be applied only as set forth in Section 2B of the 1994 Amendment, (iii) no issuance and sale of 1994 Unsecured Notes may occur (1) after September 30, 1994 or (2) if an Event of Default or Potential Event of Default has occurred and is continuing or shall be caused thereby, and
                  (iv) (x) the terms and conditions of each offering and sale of 1994 Unsecured Notes comprising the 1994 Unsecured Notes Offering (including the terms of such 1994 Unsecured Notes) shall comply with all applicable provisions of the 1994 Amendment; (y) the effective interest rate on such 1994 Unsecured Notes to Company (taking account of any issuance discount but excluding any Transaction Costs) shall be not greater than 11% unless Requisite Lenders shall have approved a higher such interest rate (which approval may be oral); and (z) Requisite Lenders shall have approved any other changes to the 1994 Unsecured Notes or the 1994 Unsecured Notes Indentures as contemplated in Section 2A of the 1994 Amendment;"

            (4)  Clause (xv) of subsection 6.1 of the 1992 Credit
      Agreement is amended by adding the following at the end thereof:

                  "in addition to the foregoing, Company may become and remain liable with respect to the 1994 Unsecured Notes issued in an aggregate principal amount not to exceed at any time $900,000,000; provided, that (i) the total principal amount of 1994 Senior Unsecured Notes so issued shall not exceed, at any time, the lesser of $250,000,000 and one-half of the aggregate principal amount of 1994 Unsecured Notes issued at or prior to such time, (ii) the 1994 Unsecured Notes Proceeds shall be applied only as set forth in Section 2B of the 1994 Amendment, (iii) no issuance and sale of 1994 Unsecured Notes may occur (1) after September 30, 1994 or (2) if an Event of Default or Potential Event of Default has occurred and is continuing or shall be caused thereby, and
                  (iv) (x) the terms and conditions of each offering and sale of 1994 Unsecured Notes comprising the 1994 Unsecured Notes Offering (including the terms of such 1994 Unsecured Notes) shall comply with all applicable provisions of the 1994 Amendment; (y) the effective interest rate on such 1994 Unsecured Notes to Company (taking account of any issuance discount but excluding any Transaction Costs) shall be not greater than 11% unless Requisite Lenders shall have approved a higher such interest rate (which approval may be oral); and (z) Requisite Lenders shall have approved any other changes to the 1994 Unsecured Notes or the1994 Unsecured Notes Indentures as contemplated in Section 2A of the 1994 Amendment;"

            (5) Clause (ii) of Section 9.01 of the Senior Note Purchase Agreement is amended by deleting the word "and" at the end of subclause (A) thereof, by adding the phrase "; and" at the end of clause (B)(z) thereof, and by adding the following new clause (C) immediately following such clause (B)(z):

                  "In addition to the foregoing, the Company may
            become and remain liable with respect to:

                  (C)   the 1994 Unsecured Notes issued in an
            aggregate principal amount not to exceed at any time $900,000,000; provided, that (i) the total principal amount of 1994 Senior Unsecured Notes so issued shall not exceed, at any time, the lesser of $250,000,000 and one-half of the aggregate principal amount of 1994 Unsecured Notes issued at or prior to such time,
            (ii) the 1994 Unsecured Notes Proceeds shall be applied only as set forth in Section 2B of the 1994 Amendment, (iii) no issuance and sale of 1994 Unsecured Notes may occur (1) after September 30, 1994 or (2) if an Event of Default or Potential Event of


            Default has occurred and is continuing or shall be caused thereby, and (iv) (x) the terms and conditions of each offering and sale of 1994 Unsecured Notes comprising the 1994 Unsecured Notes Offering (including the terms of such 1994 Unsecured Notes) shall comply with all applicable provisions of the 1994 Amendment; (y) the effective interest rate to Company (taking account of any issuance discount but excluding any Transaction Costs) shall be not greater than 11% unless Requisite Lenders shall have approved a higher such interest rate (which approval may be oral); and (z) Requisite Lenders shall have approved any other changes to the 1994 Unsecured Notes or the 1994 Unsecured Notes Indentures as contemplated in
            Section 2A of the 1994 Amendment."

            L. Amendment to Subsection 6.5 of the 1988 Credit Agreement and Section 9.05 of the Senior Note Purchase
Agreement and Subsection 6.5 of the 1992 Credit Agreement. Subsection 6.5 of the 1988 Credit Agreement and Section 9.05 of the Senior Note Purchase Agreement and subsection 6.5 of the 1992 Credit Agreement are hereby amended as follows:

            (1) by deleting the last sentence of paragraph (a) of subsection 6.5 of the 1988 Credit Agreement and subsection 6.5 of the 1992 Credit Agreement and inserting in lieu thereof the following:

            "In addition to the foregoing, Company may prepay, redeem or purchase and retire debt securities of Company of the kind, in the manner and amount and at the times provided in the 1994 Amendment but only if
            (x) there shall not have occurred and be continuing or be caused thereby any Event of Default or Potential Event of Default under subsection 7.1, 7.6, 7.7, 7.9, 7.13 or 7.14 and (y) with respect to such prepayments, redemptions or purchases and retirements occurring pursuant to the 1994 Amendment, the 1994 Refinancing Date shall have occurred.";

            (2) by deleting the last sentence of paragraph (a) of Section 9.05 of the Senior Note Purchase Agreement and inserting in lieu thereof the following:

            "In addition to the foregoing, the Company may prepay, redeem or purchase and retire debt securities of the Company of the kind, in the manner and amount and at the times provided in the 1994 Amendment but only if (x) there shall not have occurred and be continuing or be caused thereby any Event of Default or Potential Event of Default under Section 10.01, 10.06, 10.07, 10.09, 10.13 or 10.14 and (y) with respect to such prepayments, redemptions or purchases and retirements occurring pursuant to the 1994 Amendment, the 1994 Refinancing Date shall have occurred."

            M. Amendment of Subsection 6.6 of the 1988 Credit Agreement, Section 9.06 of the Senior Note Purchase Agreement and Subsection 6.6 of the 1992 Credit Agreement. Paragraph B of subsection 6.6 of the 1988 Credit Agreement and subsection
6.6 of the 1992 Credit Agreement, and Section 9.06(b) of the Senior Note Purchase Agreement, shall each be amended by adding at the end thereof the following:

      "Anything herein to the contrary notwithstanding, Company shall not permit the Interest Coverage
      Ratio for the four fiscal quarters ending
      March 31, 1994 to be less than 1.40:1.0."

            N. Amendment to Subsection 6.17 of the 1988 Credit Agreement, Section 9.17 of the Senior Note Purchase Agreement and Subsection 6.17 of the 1992 Credit Agreement. Subsection
6.17 of the 1988 Credit Agreement, Section 9.17 of the Senior Note Purchase Agreement and subsection 6.17 of the 1992 Credit Agreement are amended by substituting the following for the proviso at the end thereof:

      "provided, that nothing contained in this Section shall be construed to prohibit any transaction otherwise permitted under the provisions of
      Section 2 of the 1994 Amendment."

            O. Deletion of Subsection 6.19 of the 1988 Credit Agreement, Section 9.18 of the Senior Note Purchase Agreement and Subsection 6.19 of the 1992 Credit Agreement. Subsection
6.19 of the 1988 Credit Agreement, Section 9.18 of the Senior Note Purchase Agreement and subsection 6.19 of the 1992 Credit Agreement shall be deleted each in its entirety.

            P. Waiver of Provisions of Section 4.1 of the Oklahoma Mill Mortgage. Company waives the provisions of
Section 4.1 of that certain Term Loan and Revolving Credit Fee and Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of October 24, 1988 given by


Company and recorded in Deed Book 1971, Page 272 of the Muskogee County, Oklahoma Land Records (the "Oklahoma Mill Mortgage") to the extent that such provisions would prevent the Muskogee Project from becoming Secured Equipment (as such term is defined in the Oklahoma Mill Mortgage) on the 1994 Refinancing Date and Company agrees that as of the 1994 Refinancing Date the Muskogee Project shall become Secured Equipment.

            SECTION 4. Agreements Relating to 1992 Amendment. Company agrees that the provisions of Sections 2C and 2D of the 1992 Amendment are of no further force or effect and that the rights therein set forth with respect to "Warehoused Revolving Loans" are superseded and novated into this Amendment. The Escrow Agreement (as defined in the 1992 Amendment) shall be of no further force or effect on and as of the effective date of this Amendment.

            SECTION 5. Conditions to Effectiveness of Amendment. This Amendment shall become effective when 1988 Agent and 1992 Agent shall have received (i) duly executed counterparts hereof that have been executed at the time and in the manner provided in subsection 9.7 of the 1988 Credit Agreement, Section 12.04 of the Senior Note Purchase Agreement and subsection 9.7 of the 1992 Credit Agreement (it being understood that delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment) and (ii) the following documents with sufficient copies, where appropriate, for each 1988 Lender, 1992 Lender, the Purchasers and CG&R:

            (a)   an Officer's Certificate of Company, in
      the form of Exhibit B annexed to this Amendment;

            (b)   an opinion of James W. Nellen, II, Vice
      President and General Counsel to Company, in form and substance reasonably satisfactory to 1988 Agent and 1992 Agent;

            (c) an opinion of Shearman & Sterling, counsel to Company, in form and substance reasonably satisfactory to 1988 Agent and 1992 Agent as to the enforceability of this Amendment and such other matters as 1988 Agent or 1992 Agent shall reasonably request; and

            (d) a certificate delivered by each Purchaser that is a member of Morgan Stanley Group substantially in the form of Exhibit C annexed to this Amendment.

            1988 Lenders and Purchasers hereby authorize 1988 Agent and 1992 Lenders hereby authorize 1992 Agent to deliver to Company an instrument acknowledging on behalf of 1988 Lenders, Purchasers and 1992 Lenders the satisfaction of the conditions specified in this Section 5.

            SECTION 6. Termination of Amendment. This Amendment (other than the provisions of Section 3M hereof) shall expire and cease to have any force or effect on September 30, 1994 if the 1994 Refinancing Date shall not have occurred prior to such date.

            SECTION 7. Representations and Warranties of Company; Breach of Agreement. As of the 1994 Refinancing Date, Company hereby represents and warrants to 1988 Lenders, Purchasers and 1992 Lenders that the representations and warranties of Company set forth in the 1988 Credit Agreement, as amended, supplemented or modified by this Amendment (except for the representations and warranties set forth in subsections 4.1C, 4.13B and 4.13C of the 1988 Credit Agreement) are true and correct in all material respects to the same extent as though made on and as of the 1994 Refinancing Date, except that such representations and warranties need not be true and correct to the extent that changes in facts and conditions on which such representations and warranties are based are required or permitted under the 1988 Credit Agreement as so amended, supplemented or modified; the certifications set forth in the form of Officers' Certificate of Company described in
Section 5 of this Amendment are incorporated into this Amendment by this reference as representations and warranties of Company. In the event any of the representations or warranties referred to in the immediately preceding sentence is untrue in any material respect or in the event Company shall breach any agreement on its part to be performed or observed pursuant to this Amendment, 1988 Agent, 1988 Lead Managers, Purchasers, 1988 Lenders, 1992 Agent and 1992 Lenders shall have the rights and remedies contemplated in the 1988 Credit Agreement, in the Senior Note Purchase Agreement and in the 1992 Credit Agreement to the same extent as if such representations and warranties or agreements were set forth therein.

            SECTION 8.  Waiver; Certain Obligations of Company.
Except as expressly contemplated in this Amendment, (i) all terms, provisions, covenants, representations, warranties,


agreements and conditions of Company contained in the 1988 Credit Agreement, the Senior Note Purchase Agreement and the 1992 Credit Agreement shall remain in full force and effect and shall not otherwise be deemed to be waived, modified or amended hereby and (ii) nothing contained in Section 2A hereof shall be deemed to constitute a consent to any additional amendment to such terms, provisions, covenants, representations, warranties, agreements and conditions.

            SECTION 9.  GOVERNING LAW.  THIS AMENDMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF
LAWS.

            SECTION 10.  Counterparts; Amendments.  This
Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The provisions of this Amendment may be amended or waived by the same parties that would be required to amend or waive such provisions if such provisions were set forth in the 1988 Credit Agreement, the Senior Note Purchase Agreement and the 1992 Credit Agreement.



            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                  FORT HOWARD CORPORATION


                                  By:
                                        Name:
                                        Title:


                                  1988 LENDERS, PURCHASERS AND 1992
                                  LENDERS:

                                  BANKERS TRUST COMPANY,
                                  Individually and as 1988 Lead
                                  Manager, 1988 Agent
                                        and 1992 Agent


                                  By:
                                        Name:
                                        Title:










LETTER ESCROW AND SECURITY AGREEMENT


February 9, 1994


Fort Howard Corporation
1919 South Broadway
P.O. Box 19130
Green Bay, Wisconsin  54307-9130

Gentlemen:

          Reference is made to (i) that certain Amended and Restated Credit Agreement dated as of October 24, 1988 (as amended to date, the "1988 Credit Agreement") among FH Acquisition Corp. (which has been merged into Fort Howard Corporation, "Company") and the lenders listed therein (the "1988 Lenders") and Bankers Trust Company, Bank of America National Trust and Savings Association, The Bank of Nova Scotia, Chemical Bank, The Industrial Bank of Japan, Limited, New York Branch, and Wells Fargo Bank, N.A., as Lead Managers, and Bankers Trust Company, as Agent, (ii) that certain Note Purchase Agreement dated as of September 11, 1991 (as amended to date, the "Note Purchase Agreement") among Company and the other Persons listed on the signature pages thereto, and
(iii) that certain Credit Agreement dated as of March 22, 1993 (as amended to date, the "1992 Credit Agreement") among Company, the lenders listed therein (the "1992 Lenders") and Bankers Trust Company, as Agent.

          This letter agreement is entered into pursuant to the provisions of Sections 2B and 2C of Amendment No. 9 to the 1988 Credit Agreement dated as of December 31, 1993, Amendment No. 3 to the Note Purchase Agreement dated as of December 31, 1993, and Amendment No. 1 to the 1992 Credit Agreement dated as of December 31, 1993 (together, the "1994 Amendment"; capitalized terms used herein without definition having the meanings assigned to those terms in the 1994 Amendment).

          By signing in the space provided below, each of Company and Bankers Trust Company agrees as follows:

          1. Company hereby appoints Bankers Trust Company as escrow agent ("Escrow Agent") and as collateral agent ("Collateral Agent") for the benefit of 1988 Lenders and 1992 Lenders, and Bankers Trust Company hereby accepts appointment as such, all upon the terms and provisions set forth in this letter agreement.

            2.    (a)  On the 1994 Refinancing Date, Company

            (i) shall deposit or cause to be deposited a check in the amount of $729,625,000.00, drawn on an institution that is a member of the New York Clearing House Association and payable in same day funds or next day funds to the order of Fort Howard Corporation, into Fort Howard Corporation Account ("Account 1") with Bankers Trust Company, which account Bankers Trust Company shall have identified to Company as "Account 1" (within the meaning of this letter agreement) and by number; and

            (ii) shall cause the proceeds of such check, once collected, to be immediately debited from Account 1 and applied as follows:

            (A) $100,000,000 shall be immediately paid to Bankers Trust Company, as Agent, to be applied to the 1994 Prepayment pursuant to clause (x) of paragraph (i) of Section 2B of the 1994
                  Amendment and in accordance with paragraph (a) of Section 2C of the 1994 Amendment;

            (B) $0.00 shall be immediately paid to Company to pay Transaction Costs (other than underwriters' fees related to the 1994 Unsecured Notes
                  Offering and accrued through the 1994
                  Refinancing Date);

            (C) $404,625,000.00 shall be immediately deposited into one or more segregated accounts of Bankers Trust Company, as Escrow Agent, Collateral Agent and secured party, with Bankers Trust Company (which account Bankers Trust Company shall have identified to Company), for investment and application in the manner provided in paragraph 4 below, such segregated accounts to be maintained in accordance with paragraph 3(b) below; and

            (D) $225,000,000.00 shall be immediately paid to Bankers Trust Company, as Agent, to be applied to the repayment of Revolving Loans under the 1988 Credit Agreement, in accordance with clause


                  (z) of paragraph (i) of Section 2B of the 1994
                  Amendment and paragraph (b) of Section 2C of the 1994 Amendment.

            (b) Company shall from time to time, in accordance with the 1994 Amendment, deposit into one or more segregated accounts or sub-accounts of Bankers Trust Company, as Escrow Agent, Collateral Agent and secured party (on the terms and conditions set forth in paragraph 3(b) below) all additional funds constituting 1994 Unsecured Notes Proceeds (other than such proceeds as shall be directly remitted to Bankers Trust Company for application in accordance with Section 2B(i)(z)(B) of the 1994 Amendment) for investment and application in the manner provided in paragraph 4 below. Each such additional deposit must be made directly by Company into the Escrow
Account as defined in subparagraph (c) below or may, subject to the consent of Bankers Trust Company (which consent shall not unreasonably be withheld), involve a procedure of the type described in subparagraph (a) above or such other similar procedure as shall be reasonably requested by Company.

            (c) As used herein, all funds deposited at any time and from time to time into an account or sub-account of Bankers Trust Company, as Escrow Agent, Collateral Agent and secured party, pursuant to clause (ii)(C) of subparagraph (a) above or pursuant to subparagraph (b) above, and all interest and earnings thereon are, collectively, the "Escrow Funds"; and all accounts at any time containing any Escrow Funds are collectively referred to as the "Escrow Account."

            (d) Escrow Agent shall acknowledge to Company receipt of Escrow Funds promptly as and when received.

            3. (a) Until the application of any Escrow Funds as provided herein, Escrow Agent shall have exclusive dominion and control over such Escrow Funds.

            (b) Except as otherwise provided in subparagraph (c) below, from and after receipt by Escrow Agent of Escrow Funds until the respective release thereof from time to time in accordance with subparagraph 4(a) below, Escrow Agent shall maintain the Escrow Funds in one or more segregated accounts or sub-accounts (as Escrow Agent shall have elected and shall have identified to Company) of Bankers Trust Company, as Escrow
Agent, Collateral Agent and secured party, maintained with Bankers Trust Company; provided, however, that, at the request of Company, Escrow Agent shall maintain all or any portion of the Escrow Funds deposited as, or constituting interest or earnings on or related to, 1994 Unsecured Notes Proceeds from 1994 Subordinated Notes, in one or more segregated accounts or sub-accounts (as Company may request from time to time in its sole discretion and which accounts or sub-accounts Escrow Agent shall have identified to Company) of Bankers Trust Company, as Escrow Agent, Collateral Agent and secured party, maintained with Bankers Trust Company, and, until the release of such Escrow Funds, Escrow Agent shall not, without the consent of Company, deposit into such segregated accounts or sub-accounts, or commingle such Escrow Funds, interest or earnings with, any other funds.

            (c) Escrow Agent shall invest and reinvest portions of the Escrow Funds as directed by Company in (i) Cash Equivalents described in clauses (i), (ii) and (vi) of the definition of "Cash Equivalents" contained in the 1988 Credit Agreement or (ii) Eurodollar time deposits with any 1988 Lender or 1992 Lender; provided, however, that no investment or reinvestment of any such portion permitted pursuant to this subparagraph (c) shall mature beyond the date of the required application of such portion under paragraph 4 below. So long as no Event of Default or Potential Event of Default under the 1988 Credit Agreement (of the type that would prevent a borrowing of Warehoused Revolving Loans under the last sentence of subsection 3.3B of the 1998 Credit Agreement) has occurred and is continuing, all interest and earnings on the Escrow
Funds shall be for the account of and, promptly as and when received, shall be paid by Escrow Agent to Company. Escrow
Agent shall not be liable to Company for any loss suffered in connection with any investment or reinvestment of Escrow Funds made by Escrow Agent in accordance with this subparagraph (c).

            4. (a) Escrow Agent, at the request of Company pursuant to paragraph 4(b) below, shall release the Escrow Funds for application by Company in the manner, at the times and for the purposes specified for such funds in Sections 2B and 2C of the 1994 Amendment.

            (b) Any request by Company for an application of Escrow Funds shall be made in writing at least three Business Days (or such shorter period as shall be agreed to by Escrow Agent) prior to the date of the requested application and shall be accompanied by a certificate of an officer of Company, duly authorized, certifying to Escrow Agent (i) as to the absence of any Event of Default or Potential Event of Default under the 1988 Credit Agreement (but only an Event of Default or


Potential Event of Default of the type that would prevent a borrowing of Warehoused Revolving Loans under the last sentence of subsection 3.3B of the 1988 Credit Agreement), (ii) as to the calculation in reasonable detail of the amount requested,
(iii) that such request is made in compliance with the provisions of the 1994 Amendment and (iv) as to such other matters in connection therewith as Escrow Agent shall reasonably request.

            (c) (i) In the event that at any time on or after June 30, 1995, any Escrow Funds are not applied within the time required for such application under Sections 2B and 2C of the 1994 Amendment, then, except as provided in clause (ii) below and following notice thereof to Company, Escrow Agent shall apply such Escrow Funds in the manner, at the times and for the purposes specified for such Escrow Funds in paragraph (iii) of
Section 2B of the 1994 Amendment and in paragraph (b) of
Section 2C of the 1994 Amendment.

            (ii) In addition, in furtherance of paragraph 5 below, upon the occurrence and during the continuance of any Event of Default or Potential Event of Default under the 1988 Credit Agreement (but only an Event of Default or Potential Event of Default of the type that would prevent a borrowing of Warehoused Revolving Loans under the last sentence of subsection 3.3 of the 1988 Credit Agreement), then, following notice thereof to Company, Escrow Agent, at its discretion, may, in addition to any other available remedies, apply all Escrow Funds and the funds on deposit in Account 1 to the prepayment of Loans in the manner prescribed by subsection 2.8A(iii) of the 1988 Credit Agreement.

            5. To secure Company's obligations under the 1988 Credit Agreement to 1988 Lenders, Company hereby grants to Bankers Trust Company, as Collateral Agent, for the benefit of 1988 Lenders, a lien on and security interest in (i) Account 1 and the funds deposited therein from time to time, (ii) the Escrow Account and the Escrow Funds and (iii) the proceeds of the foregoing. Bankers Trust Company, as Collateral Agent and secured party, shall have in respect of such property all rights herein set forth and all rights of a secured party under the Uniform Commercial Code or any other applicable law; provided, however, that Escrow Agent shall not be permitted to exercise any remedies in respect of such property unless and until the occurrence and continuance of an Event of Default
(but only an Event of Default of the type which would prevent a borrowing of Warehoused Revolving Loans under the last sentence of subsection 3.3B of the 1988 Credit Agreement).

            6. Company agrees to indemnify Escrow Agent, and its officers, directors, employees and agents, in connection with any actions taken or omitted to be taken by it in its capacity as Escrow Agent under this letter agreement, to the same extent that each 1988 Lender and 1992 Lender is indemnified pursuant to subsection 9.4 of the 1988 Credit Agreement and subsection 9.4 of the 1992 Credit Agreement, respectively. The provisions of this paragraph 5 shall survive the termination of this letter agreement.

            7.    In order to induce Escrow Agent to act
hereunder, Company agrees that:

            (i) Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof and it shall incur no liability hereunder or in connection herewith other than as a result of its own negligence or wilful misconduct;

           (ii) Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give any written notice, advice, or instruction hereunder has been duly authorized to do so;

          (iii) Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind unless caused by its wilful misconduct or negligence; and

           (iv) this letter agreement sets forth exclusively the duties of Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this letter agreement against Escrow Agent.

            8.    THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF
CONFLICTS OF LAW.



            9. This letter agreement may be executed and delivered in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

                             Very truly yours,

                             BANKERS TRUST COMPANY
                             Individually and as Escrow
                             Agent and Collateral Agent


                             By:
                                 Name:
                                 Title:


AGREED TO:

FORT HOWARD CORPORATION


By:
    Name:
    Title:



Exhibit B


FORT HOWARD CORPORATION


Officers' Certificate


          Reference is made to (i) that certain Amended and Restated Credit Agreement dated as of October 24, 1988 (as amended to date, the "1988 Credit Agreement") among FH Acquisition Corp. (which has been merged into Fort Howard Corporation, a Delaware corporation, "Company") and the lenders listed therein and Bankers Trust Company, Bank of America National Trust and Savings Association, The Bank of Nova Scotia, Chemical Bank, The Industrial Bank of Japan, Limited, New York Branch, and Wells Fargo Bank, N.A., as Lead Managers, and Bankers Trust Company, as Agent, (ii) that certain Note Purchase Agreement dated as of September 11, 1991 (as amended to date, the "Note Purchase Agreement") among Company and the other Persons listed on the signature pages thereto, and
(iii) that certain Credit Agreement dated as of March 22, 1993 (as amended to date, the "1992 Credit Agreement") among Company, the lenders listed therein and Bankers Trust Company, as Agent (capitalized terms not defined herein have the meanings assigned to them in the 1988 Credit Agreement, the Note Purchase Agreement and the 1992 Credit Agreement, as the context requires).

          The undersigned, 					 and
					, being the duly elected, qualified and
acting [Vice Chairman] and [Treasurer], respectively, of Company do hereby certify, as of the date hereof, as follows:

          1.   No Event of Default or Potential Event of
Default has occurred and is continuing.

          2. The execution, delivery and performance of Amendment No. 9 to the 1988 Credit Agreement, Amendment No. 3 to the Note Purchase Agreement and Amendment No. 1 to the 1992 Credit Agreement, each dated as of December 31, 1993 (collectively, the "1994 Amendment"), and the continued performance of the 1988 Credit Agreement, the Note Purchase Agreement, and the
1992 Credit Agreement do not (i) violate (x) any provision of law applicable to Company, (y) the Certificate of Incorporation or By-laws of Company, or (z) any order, judgment or decree of any court or other agency of government binding on Company;
(ii) conflict with, result in a breach of or constitute a default under any Contractual Obligation of Company; or (iii) result in the creation of any Lien upon any of the properties or assets of Company (other than Liens in favor of Collateral
Trustee).

            3. There have been no changes in the terms, conditions or manner of offering on the date hereof of 1994 Unsecured Notes or in the terms and conditions of the 1994 Unsecured Notes Indentures (including, without limitation, in the case of the terms, conditions and manner of such offering and the terms and conditions of the 1994 Unsecured Notes Indentures, changes by virtue of provisions setting forth the interest rates and discounts applicable to 1994 Unsecured Notes) from the corresponding terms, conditions and manner consented to pursuant to Section 2A of 1994 Amendment, except for changes which do not (whether individually or in the aggregate) materially adversely affect (A) the ability of Company to perform the 1988 Obligations, the Note Obligations or the 1992 Credit Obligations or (B) the rights and remedies of 1988 Lenders under the 1988 Loan Documents, of Purchasers under the Note Documents or of 1992 Lenders under the 1992 Credit Agreement.

            IN WITNESS WHEREOF, we have each hereunto signed our
respective names as of the 		 day of 				,
1994.



                                   Vice Chairman



                                   Treasurer









Exhibit C



[FORM OF CERTIFICATE OF A MEMBER OF MORGAN STANLEY GROUP]


[Member of Morgan Stanley Group]


          The undersigned, on behalf of [Member of Morgan
Stanley Group] ("                   "), does hereby certify as
of the date hereof, in connection with Amendment No. 3 to Note Purchase Agreement (as defined below) dated as of December 31,
1993 solicited pursuant to Section     of the Senior Note
Purchase Agreement dated as of September 11, 1991 (as amended, the "Note Purchase Agreement") among Fort Howard Corporation and the Purchasers party thereto, with respect to $ aggregate principal amount of the Senior Notes registered in the name of the [Member of Morgan Stanley Group] (the "Voting Senior Notes"), as follows [insert one or more of the following paragraphs]:

            . [Member of Morgan Stanley Group] [is] [is not] an
Affiliate of the Company.

            . [Member of Morgan Stanley Group] or any other
Member of the Morgan Stanley Group [does] [does not] beneficially own the Voting Senior Notes.

            . [Member of Morgan Stanley Group], as nominee for other Persons, [does] [does not] have discretionary voting or investment power with respect to the Voting Senior Notes.

          IN WITNESS WHEREOF, the undersigned has executed this
certificate this     day of              , 1994.

                              [Member of Morgan Stanley Group]



                              By:
                                 Name:
                                 Title:




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